Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Unitil Corporation (the “Company”) on Form 10-K for the year ending December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned Robert G. Schoenberger, Chief Executive Officer and President, Mark H. Collin, Chief Financial Officer and Laurence M. Brock, Chief Accounting Officer, certifies, to the best knowledge and belief of the signatory, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Signature	Capacity	Date

/s/ Robert G. Schoenberger Robert G. Schoenberger	Chief Executive Officer and President	January 28, 2016

/s/ Mark H. Collin Mark H. Collin	Chief Financial Officer	January 28, 2016

/s/ Laurence M. Brock Laurence M. Brock	Chief Accounting Officer	January 28, 2016